EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-177366, No. 333-209734 and No. 333-227886 on Form S-8 of our report dated May 15, 2019, relating to the financial statements of Renren Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
July 7, 2020